                                                                    EXHIBIT 14.2

Deloitte & Touche, LLP
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montreal QC H3B-4T9
Canada

Tel.: (514) 393-7115
Fax: (514) 390-4113
www.deloitte.ca

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Amdocs Limited of our report dated March 19, 2003 (except for Note 17 which is as of July 2, 2003), related to the consolidated financial statements of Certen Inc., as of and for the years ended December 31, 2001 and 2002, appearing in this Annual Report of Amdocs Limited on Form 20-F for the year ended September 30, 2003 filed with the Securities Exchange Commission on December 24, 2003:

COMMISSION FILE NO.           DESCRIPTION OF FILING
     333-91847          Form S-8
     333-92705          Form S-8
     333-31506          Form S-8
     333-34104          Form S-8
     333-58454          Form S-8
     333-39278          Form F-3 (and related Prospectus)
     333-44994          Form F-3 (and related Prospectus)
     333-57036          Form F-3 (and related Prospectus)
     333-67572          Form F-3 (and related Prospectus)

/s/ Deloitte & Touche, LLP

Montreal, Quebec
December 24, 2003